Exhibit 23.1

FORM OF CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of BioVie, Inc. on Form S-1/A to be filed on or about June 28, 2019, of our audit report dated October 4, 2018, with respect to the financial statements of Biovie, Inc. for the years ended June 30, 2018 and 2017. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

D. Brooks and Associates CPA’s, P.A.

Palm Beach Gardens, FL

June 28, 2019